UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

PLAYERS NETWORK

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(4)	Proposed maximum aggregate value of transaction

(5)	Total fee paid

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PLAYERS NETWORK

1771 E. Flamingo Road, #201-A

Las Vegas, NV 89119

(702) 734-3457

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

On July 17, 2015, the board of directors of Players Network (the “Company”) took action by written consent to approve the following actions:

1.	Approve an amendment to our articles of incorporation, as amended (the “Articles”), to increase our authorized capital stock from 625,000,000 shares to 1,250,000,000 shares, of which 1,200,000,000 shares will be common stock and 50,000,000 will be preferred stock (the “Authorized Share Increase Amendment”), and
2.	Approve an amendment to our Articles to eliminate our Series B preferred stock (the “Series B Amendment” and together with the Authorized Share Increase Amendment, the “Amendments”).

On July 22, 2015, stockholders holding a majority of our voting power also approved the above actions. Stockholders of record at the close of business on July 22, 2015 are entitled to notice of these stockholder actions by written consent. Because these actions have been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Amendments will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We anticipate that the Amendments will become effective on or about ___________, 2015, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Mark Bradley
Mark Bradley
Chief Executive Officer

Las Vegas, Nevada
____________________, 2015

1

PLAYERS NETWORK

1771 E. Flamingo Road, #201-A

Las Vegas, NV 89119

(702) 734-3457

_______________, 2015

INFORMATION STATEMENT

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be mailed on or about ______________, 2015 to the stockholders of record, as of July 22, 2015 (the “Record Date”), of Players Network, a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” “Players Network” or the “Company”). This Information Statement is being circulated to advise stockholders of actions already approved and taken without a meeting by written consent of the stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Our board of directors and stockholders holding a majority of our voting power took action by written consent to approve the following actions:

1.	Approve an amendment to our articles of incorporation, as amended (the “Articles”), to increase our authorized capital stock from 625,000,000 shares to 1,250,000,000 shares, of which 1,200,000,000 shares will be common stock and 50,000,000 will be preferred stock (the “Authorized Share Increase Amendment”), and
2.	Approve an amendment to our Articles to eliminate our Series B preferred stock (the “Series B Amendment” and together with the Authorized Share Increase Amendment, the “Amendments”).

On July 17, 2015, our board of directors unanimously approved the Amendments. Subsequent to our board of directors’ approval of the Amendments, the holders of a majority of the voting power of our voting stock approved, by written consent, the Amendments on July 22, 2015. The consenting stockholders and their respective approximate ownership percentages of the voting stock of the Company, which total in the aggregate 61.9% of the outstanding voting stock, are as follows: Mark Bradley (56.2%), Michael Berk (5.3%) and Doug Miller (0.4%), respectively. We expect that the Amendments will become effective on or about ________________, 2015, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendments will not be effected until at least 20 calendar days after the mailing of this Information Statement to Players Network stockholders.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 600,000,000 shares of common stock, $0.001 par value per share, 2,000,000 shares of Series A preferred stock, $0.001 par value per share, 10,873,347 shares of Series B preferred stock, $0.001 par value per share, and 12,000,000 shares of Series C preferred stock, $0.001 par value per share. As of the Record Date, there were 274,096,232 shares of common stock issued and outstanding, held by 340 holders of record, 7,750,000 shares of Series A preferred stock issued and outstanding, held by two holders of record, no shares of Series B preferred stock issued and outstanding, and 5,750,000 shares of Series C preferred stock issued and outstanding, held by one holder of record. Holders of our common stock are entitled to one vote per share, holders of our Series A preferred stock are entitled to 25 votes per share, holders of our Series B preferred stock are entitled to one vote for each share into which the share of Series B preferred stock could then be converted, and holders of our Series C preferred stock are entitled to 50 votes per share.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes. Section 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the actions described in this Information Statement.

2

The actions described in this Information Statement cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to our stockholders.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by Players Network.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

MATTER NO. 1: AMENDMENT OF OUR ARTICLES TO INCREASE OUR AUTHORIZED CAPITAL STOCK FROM 625,000,000 SHARES TO 1,250,000,000 SHARES, OF WHICH 1,200,000,000 SHARES WILL BE COMMON STOCK AND 50,000,000 SHARES WILL BE PREFERRED STOCK

On July 17, 2015, our board of directors approved, subject to stockholder approval, the Authorized Share Increase Amendment, which will have the effect of increasing our authorized capital stock from 625,000,000 to 1,250,000,000 shares. Pursuant to the Authorized Share Increase Amendment, 1,200,000,000 of the 1,250,000,000 shares will be common stock and 50,000,000 shares will preferred stock. On July 22, 2015, stockholders holding a majority of our voting power approved the Authorized Share Increase Amendment. Set forth below is the text of the Authorized Share Increase Amendment, marked to show the proposed amendments to our current Articles, with additions underlined and deletions in strikethrough:

IV. CAPITAL STOCK: The Corporation’s authorized capital stock consists of ~~six hundred million (600,000,000)~~ 1.25 billion (1,250,000,000) shares of common stock having a par value of $0.001 per share (“Common Stock”) and ~~twenty-five million (25,000,000)~~fifty million (50,000,000) shares of preferred stock having a par value of $0.001 per share (“Preferred Stock”).

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Corporation (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

We currently have authorized common stock of 625,000,000 shares, with 274,096,232 shares of common stock outstanding as of the Record Date, and authorized preferred stock of 2,000,000 shares, with 2,000,000 shares of Series A preferred stock outstanding as of the Record Date, no shares of Series B preferred stock outstanding as of the Record Date and 5,750,000 shares of Series C preferred stock outstanding as of the Record Date. Upon effectiveness of the Authorized Share Increase Amendment, our authorized capital stock will consist of 1,200,000,000 shares of common stock and 50,000,000 shares of preferred stock, with such designations, rights and preferences as our board of directors may determine from time to time.

Purposes of the Increase in Authorized Shares

Having an increased number of authorized but unissued shares of our capital stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. As a result of the increase in authorized shares, additional shares of common stock and preferred stock would be available for issuance from time to time as determined by our board of directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. The additional capital stock can provide flexibility in structuring the terms of any future agreements, as well as any future financing and recapitalization efforts. Notwithstanding the foregoing, we have no obligation to issue such shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of common stock and/or preferred stock to acquire another company or its assets, or for any other corporate purpose stated.

3

Potential Anti-Takeover Effects of the Increase in Capital Stock

Any additional issuance of common or preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of common or preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The ability of our board of directors to issue such additional shares of common stock and/or to designate one or more series or classes of preferred stock for issuance could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common or preferred stock to persons whose interests are aligned with that of our board of directors could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of our company with another company), the Authorized Share Increase Amendment was not proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the board and our stockholders.

While the existence of preferred stock may have anti-takeover ramifications, our board of directors believes that the financial flexibility offered by the Authorized Share Increase Amendment outweighs any disadvantages. To the extent that the increase in the number of authorized shares may have anti-takeover effects, the Authorized Share Increase Amendment, when effected, may encourage persons seeking to acquire us to negotiate directly with our board of directors, enabling our board to consider a proposed transaction in a manner that best serves our stockholders’ interests.

Our board believes that it is advisable and in the best interests of our Company to have available shares of preferred stock in an amount adequate to provide for our future needs. The designation of one or more classes or series of preferred stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions. We have no present plans or commitments for the issuance or use of the proposed shares of preferred stock in connection with any financing.

Procedure for Effecting the Authorized Share Increase Amendment

The authorized share increase will become effective upon the filing of the Authorized Share Increase Amendment with the Secretary of State of Nevada. We expect that the Authorized Share Increase Amendment will become effective on or about ____________, 2015, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Authorized Share Increase Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to Players Network stockholders.

MATTER NO. 2: AMENDMENT OF OUR ARTICLES TO ELIMINATE OUR SERIES B PREFERRED STOCK

On July 17, 2015, our board of directors approved, subject to stockholder approval, the Series B Amendment, which will have the effect of eliminating the designation of any shares as Series B preferred stock. No shares of Series B preferred stock are currently issued and outstanding. Accordingly, the Series B Amendment, when effected, will have no effect on any Series B preferred stockholders.

Purposes and Effect of Eliminating the Series B Preferred Stock

As of the Record Date, there were no shares of Series B preferred stock issued and outstanding. We do not intend to issue any additional shares of Series B preferred stock in the future. Accordingly, in order to eliminate the administrative burden associated with maintaining the Series B preferred stock, our Board determined that it would be in the best interests of Players Network and its stockholders to amend our Articles to eliminate the Series B preferred stock. After the Series B Amendment is effected, no shares of Series B preferred stock may be issued in the future. Because no shares of Series B preferred stock are issued and outstanding, the Series B Amendment, when effected, will have no effect on any Series B preferred stockholders or other Players Network stockholders.

4

Procedure for Effecting the Series B Amendment

The elimination of our Series B preferred stock will become effective upon the filing of the Series B Amendment with the Secretary of State of Nevada. We expect that the Series B Amendment will become effective on or about ____________, 2015, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Series B Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to Players Network stockholders.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

•	Any director or officer of our Company,
•	Any proposed nominee for election as a director of our Company, and
•	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Amendments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 22, 2015 by the following persons:

•	Each person who is known to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock,
•	Each of our named executive officers (as defined in Item 402 of Regulation S-K) and directors, and
•	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from July 22, 2015, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from July 22, 2015.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class (2)	Amount and Nature of Beneficial Ownership of Series A Preferred Stock	Percent of Class (3)	Amount and Nature of Beneficial Ownership of Series C Preferred Stock	Percent of Class (4)	Percent of Total Voting Power

Executive Officers and Directors:
Mark Bradley	39,376,652 (5)	14.0%	6,750,000	87.1%	5,750,000	100%	56.2%
Michael Berk	7,380,527 (6)	2.7%	1,000,000	12.9%	--	--	5.3%
Doug Miller	2,900,000 (7)	1.1%	--	--	--	--	0.4%
All directors and executive officers as a group (3 persons)	49,657,179 (8)	17.6%	7,750,000	100.0%	5,750,000	100%	61.9%

5% Stockholders:
Laurence S. Zipkin (9)	17,000,000 (10)	6.0%	--	--	--	--	1.4%

(1)	The address for each officer and director is 1771 E. Flamingo Road, #201-A, Las Vegas, NV 89119 unless otherwise noted.

(2)	Calculated on the basis of 274,096,232 shares of common stock outstanding on July 22, 2015.

(3)	Calculated on the basis of 7,750,000 shares of Series A preferred stock outstanding on July 22, 2015.

(4)	Calculated on the basis of 5,750,000 shares of Series C preferred stock outstanding on July 22, 2015.

(5)	Includes stock options and warrants to purchase 8,000,000 shares of common stock and 25,000 shares held for the benefit of Mr. Bradley’s minor daughter.

5

(6)	Includes 38,000 shares held by MJB Productions, which is 100% owned by Mr. Berk. Excludes 125,000 shares held by Mr. Berk’s former spouse, and 125,000 shares held by Mr. Berk’s adult son.

(7)	Includes stock options to purchase 300,000 shares of common stock. Excludes 100,000 shares held by Mr. Miller’s adult son.

(8)	Includes stock options and warrants to purchase 8,300,000 shares of common stock.

(9)	Mr. Zipkin’s address is 130 Cheshire Lane, Suite 203, Minnetonka, MN 55305.

(10)	Includes warrants to purchase 8,500,000 shares of common stock.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

ADDITIONAL INFORMATION

We are subject to the informational requirements of Section 15(d) of the Exchange Act. Accordingly, we file annual, quarterly and other reports and information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at www.playersnetwork.com. You may also read and copy, at SEC prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of these filings, at no cost, by writing to us at 1771 E. Flamingo Road, #201-A, Las Vegas, NV 89119 or by telephoning us at (702) 734-3457.

Our principal executive office is located at 1771 E. Flamingo Road, #201-A, Las Vegas, NV 89119. Our corporate website is www.playersnetwork.com and our phone number is (845) 363-6776.

___________________, 2015	By Order of the Board of Directors,

Players Network

/s/ Mark Bradley
Mark Bradley
Chief Executive Officer

6